Exhibit 10.2

Ladies and Gentlemen:

As additional consideration for the purchase of shares of capital stock (the “Shares”) of TOYZAP.COM, INC. (the “Company”), the undersigned hereby agrees that from the date of acquisition of such Shares until the date that is two (2) years after the acquisition date of such Shares (the “Lock-up Period”), the undersigned will not offer, sell, contract to sell, transfer, hypothecate, pledge or otherwise dispose of, directly or indirectly (a “Transfer”), any of the Shares, or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, transfer, hypothecation, pledge or disposal, unless and to the extent permitted by the Company in writing.

Any securities received upon conversion or exchange of the Shares shall similarly be subject to the provisions of this Letter Agreement. Notwithstanding the foregoing, a Transfer of Shares to any family member or trust, or any third party, may be made, provided the Transfer is not made into the public market and the transferee agrees to be bound in writing by the terms of this Letter Agreement.

The undersigned agrees that the Shares shall be imprinted or otherwise placed, on certificates representing the Shares, the following restrictive legend, in addition to any other existing legend on the Shares and any other legends required by law or upon advice of the Company’s legal counsel:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LOCK-UP AGREEMENT BETWEEN THE CORPORATION AND THE HOLDER OF STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

In furtherance of the foregoing, during the Lock-Up Period, the Company may hold the Shares in an escrow account on behalf of the holder. In addition, the Company (or other successor in interest) and its transfer agent and registrar are hereby authorized to issue appropriate “stop transfer” instructions and may decline to make any Transfer of the Shares if such Transfer could constitute a violation or breach of this Letter Agreement.

This Letter Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Address
Date: